UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2016

Intercontinental Exchange, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code (770) 857-4700

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 3, 2016, Intercontinental Exchange, Inc. (“ICE” or the “Company”) completed its previously announced five-for-one stock split of ICE’s common stock, effected in the form of a stock dividend (the “Stock Split”). The record date for the Stock Split was October 27, 2016, and the distribution date for the Stock Split was November 3, 2016. ICE’s shares closed trading on November 3, 2016 at $269.47 per share and are expected to begin trading on November 4, 2016 at $53.89 per share.

As a result of the Stock Split, the Company’s fourth quarter cash dividend previously announced on November 1, 2016 will be adjusted from $0.85 per share to $0.17 per share. The cash dividend will be payable on December 30, 2016 to stockholders of record as of December 15, 2016. The ex-dividend date is December 13, 2016.

The information contained herein is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: November 4, 2016	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel

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